           As filed with the Securities and Exchange Commission on March 9, 2001
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        INTEGRATED SILICON SOLUTION, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                       77-0199971
------------------------                 ---------------------------------------
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                                2231 Lawson Lane
                              Santa Clara, CA 95054
                    (Address of Principal Executive Offices)

                                ---------------

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                                 1998 STOCK PLAN
                             NONSTATUTORY STOCK PLAN
                            (Full title of the plans)

                                ---------------

                                 Gary L. Fischer
                           Executive Vice President &
                             Chief Financial Officer
                        INTEGRATED SILICON SOLUTION, INC.
                                2231 Lawson Lane
                              Santa Clara, CA 95054
                     (Name and address of agent for service)
                                 (408) 588-0800
          (Telephone number, including area code, of agent for service)

                                ---------------

                                    Copy to:
                              J. Robert Suffoletta
           WILSON SONSINI GOODRICH & ROSATI, Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                            Telephone: (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

=========================================== ======================= ====================== ====================== ==================
                                                    AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
           TITLE SECURITIES TO                      TO BE              OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
              BE REGISTERED                       REGISTERED            PER SHARE (1)              PRICE           REGISTRATION FEE
=========================================== ======================= ====================== ====================== ==================
Common Shares, $0.0001 par value,
approved for issuance under:
1993 Employee Stock Purchase Plan                   250,000 shares        $11.130               $2,782,500              $696
1998 Stock Plan                                     500,000 shares        $13.094               $6,547,000            $1,637
Nonstatutory Stock Plan                             750,000 shares        $13.094               $9,820,500            $2,455
TOTAL:                                            1,500,000 shares                             $19,150,000            $4,788

---------------

(1) The Proposed Maximum Offering Price Per Share ("Price Per Share") has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the Nasdaq National Market on March 2, 2001 (the "Market Price"). The Price Per Share for the 1993 Employee Stock Purchase Plan is 85% of the Market Price. The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by previous registration statements.

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

     The Registrant filed Registration Statements on Form S-8 with the Securities and Exchange Commission on or about April 29, 1997 (SEC File No. 333-26135) (the "1997 Form S-8"), April 22, 1998 (SEC File No. 333-50679) (the
"1998 Form S-8") and April 26, 1999 (SEC File No. 333-76991) (the "1999 Form
S-8"). The 1997 Form S-8 was filed in connection with the Registrant's Nonstatutory Stock Plan. The 1998 Form S-8 was filed in connection with the Registrant's 1993 Employee Stock Purchase Plan. The 1999 Form S-8 was filed in connection with the Registrant's 1998 Stock Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Nonstatutory Stock Plan, the 1993 Employee Stock Option Plan and 1998 Stock Purchase Plan. The contents of the 1997 Form S-8, the 1998 Form S-8 and the 1999 Form S-8, including periodic filings updating or amending the contents of the 1997 Form S-8, the 1998 Form S-8 and the 1999 Form S-8, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                       INTEGRATED SILICON SOLUTION, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.  Exhibits.

    EXHIBIT
     NUMBER                       DESCRIPTION
    -------                       -----------
      4.1         1993 Employee Stock Purchase Plan, as amended
      4.2         1998 Stock Plan, as amended
      4.3         Nonstatutory Stock Plan, as amended
      5.1         Opinion of Counsel
      23.1        Consent of Ernst & Young LLP, Independent Auditors
      23.2        Consent of Counsel (contained in Exhibit 5.1)
      24.1        Power of Attorney (contained on page II-2)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on March 8, 2001.

                                       INTEGRATED SILICON SOLUTION, INC.

                                       By: /s/  Jimmy S.M. Lee
                                           -------------------------------------
                                           Jimmy S.M. Lee, President and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jimmy S.M. Lee and Gary L. Fischer, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on March 8, 2001 by the following persons in the capacities indicated.

                  SIGNATURE                                           TITLE
                  ---------                                           -----
/s/  Jimmy S.M. Lee                         Director, President and Chief Executive Officer
--------------------------------------      (Principal Executive Officer)
Jimmy S.M. Lee

/s/  Gary L. Fischer                        Executive Vice President and Chief Financial Officer (Principal Financial
--------------------------------------      and Principal Accounting Officer)
Gary L. Fischer

/s/  Thomas C. Endicott                     Director
--------------------------------------
Thomas C. Endicott

/s/  Lip-Bu Tan                             Director
--------------------------------------
Lip-Bu Tan

/s/  Pauline L. Alker                       Director
--------------------------------------
Pauline L. Alker

/s/  Chun W. Wong                           Director
--------------------------------------
Chun W. Wong

/s/  Hide L. Tanigami                       Director
--------------------------------------
Hide L. Tanigami

                                INDEX TO EXHIBITS

    EXHIBIT
     NUMBER                       DESCRIPTION
    -------                       -----------
      4.1         1993 Employee Stock Purchase Plan, as amended
      4.2         1998 Stock Plan, as amended
      4.3         Nonstatutory Stock Plan, as amended
      5.1         Opinion of Counsel
      23.1        Consent of Ernst & Young LLP, Independent Auditors
      23.2        Consent of Counsel (contained in Exhibit 5.1)
      24.1        Power of Attorney (contained on page II-2)